UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2025

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025, the Board of Directors of EastGroup Properties, Inc. (the “Company”) approved a series of executive leadership appointments, including (i) the appointment of R. Reid Dunbar as President of the Company, (ii) the appointment of Staci H. Tyler as Executive Vice President, Chief Financial Officer and Treasurer of the Company, (iii) the appointment of Brent W. Wood as Executive Vice President and Chief Operating Officer of the Company, and (iv) the appointment of Michelle Rayner as Senior Vice President and Chief Accounting Officer of the Company, all effective as of January 1, 2026.

Mr. Dunbar, age 49, has served as Executive Vice President of the Company’s Central Region since January 2025. He served the Company as a Senior Vice President from May 2017 to 2025, responsible for the Company’s operations in its Texas, Louisiana, and Tennessee markets. From 2005 through May 2017, Mr. Dunbar held various positions with Prologis, Inc., most recently serving as a Senior Vice President.

Ms. Tyler, age 44, a certified public accountant, has served as an Executive Vice President of the Company since January 2025, and has served as Chief Accounting Officer since 2020 and Chief Administrative Officer since January 2024. In 2007, Ms. Tyler joined the Company as Assistant Controller and then served as Controller from 2017 to 2020, Vice President from 2010 to 2020, and Senior Vice President and Secretary from 2020 to 2025. Prior to joining the Company, Ms. Tyler was a Senior Audit Associate with KPMG LLP. Since 2022, Ms. Tyler has served on the board of directors, and is Chair of the Audit Committee and Nominating and Corporate Governance Committee, of BancPlus Corporation.

Mr. Wood, age 56, has served as an Executive Vice President of the Company since May 2017 and Chief Financial Officer and Treasurer of the Company since August 2017. He was a Senior Vice President of the Company from 2003 to 2017, a Vice President of the Company from 2000 to 2003, a Senior Asset Manager of the Company from 1997 to 1999, and Assistant Controller of the Company from 1996 to 1997.

Ms. Rayner, age 43, a certified public accountant, has served as Vice President and Controller of the Company since 2020. Ms. Rayner joined the Company in 2011 as Assistant Controller. Prior to joining the Company, she served as a Senior Audit Associate with KPMG LLP. The Company expects to enter into a Severance and Change in Control Agreement with Ms. Rayner in substantially the form of the Severance and Change in Control Agreement filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

In addition, on December 12, 2025, John F. Coleman, age 66, Executive Vice President of the Company’s Eastern Region, notified the Company of his intent to retire and resign from his position, effective June 30, 2026. On December 12, 2025, the Company’s Board of Directors appointed Todd Johnson to succeed Mr. Coleman as Executive Vice President of the Eastern Region, effective June 30, 2026. Mr. Johnson joined EastGroup in 2024 as Senior Vice President, responsible for the Company’s operations in the Florida markets. Prior to joining EastGroup, Mr. Johnson was Senior Vice President for Hillwood Investment Properties from 2021 to 2024, and prior to that time, worked for 22 years at Duke Realty Corporation, most recently serving as Senior Vice President.

ITEM 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company to announce the leadership changes described above is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.
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ITEM 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated December 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         December 16, 2025

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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